CERTIFICATE OF AMENDMENT
OF BYLAWS OF
PARADIGM HOLDINGS, INC.

The undersigned, being Secretary of Paradigm Holdings, Inc., a Wyoming corporation (the "Company"), hereby certifies that:

Article III, Section 2 of the Bylaws of the Company was amended in its entirety by the Board of Directors, effective February 27, 2009, to read as follows:

> "The number of Directors of the Corporation shall be five (5). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wyoming or shareholders of the Corporation."

Dated: February 27, 2009

Richard Sawchak, Secretary

EXHIBIT C2

BY-LAWS

OF

CHEYENNE RESOURCES, INC.

ARTICLE I. OFFICES

The principal office of the Corporation in the State of Wyoming shall be located in the City of Cheyenne, County of Laramie. The Corporation may have such other offices either within or without the State of Wyoming as the Board of Director may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Wyoming Business Corporation Act to be maintained in the State of Wyoming shall be 1807 Warren Avenue Cheyenne, Wyoming 82001, but the address of this registered office may be changed from time to time by the Board of Directors.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in the month of January in each year, beginning with the Year 1971, at the hour of 11 o'clock a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein or any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soor thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders for ar purpose or purposes unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding shares from the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Wyoming as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any place either within or without the State of Wyoming as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Wyoming.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute be delive: not less than ten (10) nor more than fifty (50) days before the date of the meeting either personally or by mail or at the direction of the President or the Secretary or the persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitle to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the share holders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meetin and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the Corporati entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is repre sented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quor shall be present or represented, any business may be transacted which might have bee transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not-withstand the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to vote once upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted on by such officer, agent or proxy as the By-Laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12. Cumulative Voting. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes giving one candidate as many votes as the number of such Director multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be four (4). Each Director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution; the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The perso or persons authorized to call special meetings of the Board of Directors may fix place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, wi postage prepaid thereon. If notice is given by telegram, such notice shall be deeme to be delivered when the telegram is delivered to the telegraph company. Any direct may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the duly elected and acting Directors shall constitute a quorum for the transaction of business at any meeting of the Boar of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writi setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shal preclude any Director from serving the Corporation in any other capacity and receiv compensation therefor.

Section 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matt is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV. OFFICERS

Section 1. Number. The officers of the Corporation shall be a President, one Vice-President, one Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretar

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Eac officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been remov in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Director for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be require by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated

at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of thestock transfer books of the Corporation; (g) and in general to perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; (c) in general to perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithfu discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9. Assistant Secretary or Treasurer. The Assistant Secretary or Treasurer, when authorized by the Board of Directors, may do all things required of their respective office, and if required by the Board of Directors, give bonds for the faithful discharge of their duties, and in general they shall perform such duties as shall be assigned to them by the Secretary or Treasurer or by the Presider or the Board of Directors.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confin to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such a manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE VIII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares.

ARTICLE IX. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the date and [illegible] of incorporation and the words "Corporate Seal."

ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Wyoming Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.,

ARTICLE XII. EMERGENCY BY-LAWS

The Emergency By-Laws provided in this Article XII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstandi any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Company or in the Business Corporation Act. To the extent not inconsistent with the provision of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to each of the Directors as it may be feasib to reach by any available means of communication. Such notice shall be given at suc time in advance of the meeting as circumstances permit in the judgment of the perso calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of those present.

(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, Director, or employee acting in accordance with these Emergen By-laws shall be liable except for willful misconduct.

These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repea or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.